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                                                                  Exhibit No. 21

                   Subsidiaries of Armstrong Holdings, Inc.
                                as of 12/31/00

Armstrong Holdings, Inc.'s subsidiaries include all of the Armstrong World Industries, Inc subsidiaries, plus Armstrong World Industries, Inc. (Pennsylvania) and its direct parent company, Armstrong Worldwide, Inc. (Delaware).
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                                                                  EXHIBIT NO. 21
                                                                  --------------

               Subsidiaries of Armstrong World Industries, Inc.
                                as of 12/31/00

Armstrong World Industries, Inc. is owned 100% by Armstrong Holdings, Inc., which also owns 100% of Armstrong Worldwide, Inc.

                                                                       Jurisdiction of
AWI Domestic Subsidiaries                                              Incorporation
-------------------------                                              ---------------
Armstrong Cork Finance Corporation                                     Delaware
Armstrong Enterprises, Inc.                                            Vermont
Armstrong Realty Group, Inc.                                           Pennsylvania
Armstrong Ventures, Inc.                                               Delaware
Armstrong World Industries Asia, Inc.                                  Nevada
Armstrong World Industries (Delaware) Inc.                             Delaware
Armstrong World Industries (India) Inc.                                Nevada
Armstrong World Industries Latin America, Inc.                         Nevada
Armstrong.com Holding Company                                          Delaware
AWI Licensing Company                                                  Delaware
A W I (NEVADA), INC.                                                   Nevada
Charleswater Products, Inc.                                            Delaware
Chemline Industries, Inc.                                              Delaware
Desseaux Corporation of North America                                  Delaware
Interface Solutions Holding, Inc. (35% owned; holds Armstrong's        Delaware
         interest in Interface Solutions, Inc.)
I.W. Insurance Company                                                 Vermont
Natural Plastic Research Institute                                     Delaware
Nitram Liquidators, Inc.                                               Delaware
Triangle Pacific Corp.                                                 Delaware
Worthington Armstrong Venture (50%-owned unincorporated affiliate)

AWI Foreign Subsidiaries
------------------------
AIPB SPRL                                                              Belgium
Alphacoustic (UK) Ltd.                                                 United Kingdom
Armstrong (Floor) Holdings, B.V.                                       Netherlands
Armstrong (Floor) Holdings Ltd.                                        United Kingdom
Armstrong (Japan) K.K.                                                 Japan
Armstrong (Singapore) Pte. Ltd.                                        Singapore
Armstrong (U.K.) Investments                                           United Kingdom
Armstrong Architectural Products S.L.                                  Spain
Armstrong Building Products                                            United Kingdom
Armstrong Building Products B.V.                                       Netherlands
Armstrong Building Products Company (Shanghai) Ltd.                    PRC
Armstrong Building Products G.m.b.H.                                   Germany
Armstrong Building Products S.A.                                       France
Armstrong Building Products S.r.l.                                     Italy
Armstrong DLW AG                                                       Germany
Armstrong Europa G.m.b.H.                                              Germany
Armstrong Europe Services                                              United Kingdom
Armstrong FSC, Ltd.                                                    Bermuda
Armstrong Floor Products Europe G.m.b.H.                               Germany
Armstrong Floor Products Europe Ltd.                                   United Kingdom
Armstrong Floor Products Europe S.a.r.l.                               France
Armstrong Metal Ceilings Limited                                       United Kingdom
Armstrong Nova Scotia Unlimited Liability Company                      Canada
Armstrong World do Brasil Ltda.                                        Brazil

Armstrong World Industries (Australia) Pty. Ltd.                       Australia
Armstrong World Industries (China) Ltd.                                PRC
Armstrong World Industries (H.K.) Limited                              Hong Kong
Armstrong World Industries (India) Pvt. Ltd.                           India
Armstrong World Industries (Thailand) Ltd.                             Thailand
Armstrong World Industries AB                                          Sweden
Armstrong World Industries Canada Ltd.                                 Canada
Armstrong World Industries Holding G.m.b.H.                            Germany
Armstrong World Industries Ltd.                                        United Kingdom
Armstrong World Industries Mauritius                                   Mauritius
Armstrong World Industries Pty. Ltd.                                   Australia
Armstrong World Industries de Mexico, S.A. de C.V.                     Mexico
Gema Holding AG                                                        Switzerland
Liberty Commercial Services Ltd.                                       Bermuda
Novita Market SA (30%-owned affiliate)                                 Poland
Perfiles y Techos, S.L. (known as Peytesa)                             Spain
         (owned by WAVE)
Worthington Armstrong Metal Products Co. (Shanghai) Ltd.               PRC
         (owned by WAVE)
Worthington Armstrong UK Ltd. (owned by WAVE)                          United Kingdom
Worthington Armstrong Europe S.A. (owned by WAVE)                      France